Exhibit 5.1
March 24, 2021

Pure Storage, Inc.
650 Castro Street, Suite 400
Mountain View, California 94041

Re: Pure Storage, Inc.

Ladies and Gentlemen:

As Vice President, Corporate Legal and Assistant Corporate Secretary of Pure Storage, Inc., a Delaware corporation (the “Company”), I have acted as counsel to the Company in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) relating to the registration of 16,701,754 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 13,918,129 shares of Common Stock issuable pursuant to the Company’s 2015 Equity Incentive Plan and (ii) 2,783,625 shares of Common Stock issuable pursuant to the Company’s 2015 Amended and Restated Employee Stock Purchase Plan (together with the Company's 2015 Equity Incentive Plan, the “Plans”).

I have examined the instruments, documents, and records that I deemed relevant and necessary for the basis of my opinion expressed below. In such examinations, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares have been duly authorized and, upon their issuance and delivery in accordance with the Plans, will be validly issued, fully paid and non-assessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

I am admitted to practice law in the State of California. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. I express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever it appears in the Registration Statement, and any amendments thereto.

Sincerely,

/s/ Todd Wheeler